EXHIBIT 10.2
AGREEMENT FOR SALE AND PURCHASE
     THIS AGREEMENT FOR SALE AND PURCHASE (“Agreement”) made and entered into by and among Corporate Property Associates 12 Incorporated, a Maryland corporation (“CPA:12”), and the entities listed on Schedule 1 attached hereto and incorporated herein (individually, a “Seller”, and together, the “Sellers”), each of whose address for purposes of this Agreement is c/o Corporate Property Associates 12 Incorporated, 50 Rockefeller Plaza, New York City, NY 10020, CAREY ASSET MANAGEMENT CORP., a Delaware corporation (“CAM”), and W.P. CAREY & CO. LLC, a Delaware limited liability company, (the “Buyer”) on behalf of single purpose entities to be formed for the purpose of acquiring the Properties (as defined below) and assuming the Assumable Loans (as defined below) (collectively, the “SPV Purchasers” and individually, a “SPV Purchaser”) whose address is 50 Rockefeller Plaza, New York City, NY 10020.
WITNESSETH:
     1. Subject to the terms and conditions hereinafter set forth, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree that Sellers shall sell and CPA:12 shall cause Sellers to sell, their respective interests in, and Buyer shall buy, assume and accept the properties, or the interest of the Sellers in and to the entities which own the properties, as such properties are described on Exhibits “A-1” through “A-13” and on Schedule 1 attached hereto and incorporated herein (singularly, a “Land”, and collectively, the “Lands”), together with (i) all buildings and other improvements situated on the Lands (singularly, a “Building”, and collectively, the “Buildings”), (ii) all right, title and interest of Sellers in and to all easements, rights of way, reservations, privileges, appurtenances, and other estates pertaining to the Lands and the Buildings, (iii) all right, title and interest of Sellers, if any, in and to the fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Lands or the Buildings owned by Sellers and not by Tenants (collectively, the “Personal Property”), (iv) all right, title and interest of Sellers, if any, in and to the trade name(s) of the Buildings and all other names, designations, logos, service marks and the appurtenant goodwill used in connection with the Properties (except for names and logos registered as CPA and CPA:12), (v) all right, title and interest of Sellers, if any, in and to all strips and gores, all alleys adjoining the Lands to the center line thereof, and all right, title and interest of Sellers, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Lands or the Buildings by reason of a change of grade of any street, road or avenue, (vi) all right, title and interest of Sellers, if any, in and to the leases for the respective Lands and Buildings, together with any security deposits, letters of credit, guaranties, and/or together with any warrants delivered in connection with any of the leases, (vii) all right, title and interest of Sellers, if any, in, to and under those purchase orders, equipment leases, and managements, service, advertising, franchise and license agreements and other contracts and agreements relating to the ownership and use of the applicable Land and Building and Personal Property (collectively, the “Service Agreements”), (viii) all right, title and interest of Sellers, if any, in, to and under all guaranties, warranties and agreements (express or implied) from contractors, subcontractors, vendors and suppliers, if any, regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all Buildings and Personal Property (collectively, the “Warranties”), (ix) to the extent transferable, certificates, licenses, permits, authorizations, consents, authorizations, approvals and variances, if any, by any governmental or quasi-governmental authority, including, without limitation, a letter or certificate regarding the zoning of each of the Lands from the applicable local office(s) (collectively, the “Permits”), (x) all right, title and interest of the Sellers in and to any intercompany debt (“Intercompany Debt”) from the shareholders of any Seller to such Sellers and (xi) all liabilities and obligations relating to the Land and items described in clauses (i) — (xi) (the Lands, the Buildings and all of the foregoing items listed in clauses (i) — (xi) above being hereinafter sometimes singularly referred to as a “Property”, and collectively referred to as the “Properties”). The transaction contemplated by this Agreement contemplates the sale and purchase of all, but not less than all, of the Properties. Each Seller executes this Agreement for the sole purpose of agreeing to the provisions of this Agreement as the same relate to the Property owned by such Seller as indicated on the applicable Exhibit “A-1 through A-13”. The rights, obligations, representations, warranties and liabilities of each Seller pertain only to such Seller and to the Property owned by said Seller as indicated on the applicable Exhibit “A-1 through A-13”.
     2. PURCHASE PRICE.
          (a) The aggregate purchase price (“Purchase Price”) for the Properties is One Hundred Ninety-Nine Million, Two Hundred Forty-Two Thousand, Four Hundred Fifty-Three and No/100 Dollars [($199,242,453.00)], which shall be allocated among the Properties in accordance with the allocation schedule set forth on Exhibit “B” attached hereto and incorporated herein. The Purchase Price shall be payable (i) in cash in the amounts set forth in the Cash Purchase Price column opposite the applicable Property on Exhibit B attached hereto and incorporated herein (“Cash Purchase Price”) and (ii) by the assumption of the loans encumbering the applicable Property identified on Exhibit “C” attached hereto and incorporated herein (“Assumable Loans”); provided, that the amounts set forth on Exhibit B shall be binding on Buyer for purposes of the Cash Purchase Price payable at Closing (as defined below) under this Section 2; and provided further, that promptly following the Closing, Buyer and CPA:14 (as successor to CPA:12) shall adjust the Purchase Price to reflect the actual outstanding loan balances of all the Assumable Loans on the Closing Date, and to the extent that the outstanding loan balances on the Closing Date are less than those balances reflected on Exhibit B, CPA:14 (as successor to CPA:12) shall promptly make payment to Buyer of such difference. The obligation of Buyer and CPA:14 (as successor to CPA:12) shall survive the Closing and the Merger.
     (b) Buyer shall be obligated to assume the Assumable Loans and to obtain any required approvals from the lenders thereof and to pay, in addition to the Purchase Price, any assumption fees, transfer fees and/or other costs and expenses incurred in connection with the assumption of each Assumable Loan; if an Assumable Loan is not permitted to be assumed, Buyer shall pay the Loan in full, and in addition to the Purchase Price, any applicable prepayment penalty or other fee or costs payable in connection with, or associated with, the prepayment of such loan. Buyer and Seller shall exercise good faith reasonable efforts to obtain the lenders’ approval.
     (c) The Cash Purchase Price shall be payable by wire transfer of immediately available funds at the Closing (as hereinafter defined). Buyers and Sellers further agree that Sellers may continue to market and sell any or all of the Properties prior to the Closing, and if any of the Properties are sold and closed prior to the Closing (any such Property, a “Transferred Property”), such Transferred Property shall be released from the terms hereof, and the Purchase Price hereunder shall be reduced by the amount of the Purchase Price allocated to such Transferred Property as set forth on Exhibit “B”.
     3. PURCHASE PRICE PAYMENT.
          (a) CPA:12 or Sellers may direct that the Cash Purchase Price be paid by confirmed federal wire transfer of immediately available funds to CPA:12 or to Sellers, and Buyer agrees to make such payment as directed.

          (b) It is understood that CPA:12 will designate a paying agent (“Paying Agent”) to receive and distribute the Additional Consideration to CPA:12’s stockholders on behalf of CPA:12, and will notify Buyer of the identity of such Paying Agent as soon as practicable.
     4. PROPERTY CONVEYED “AS-IS, WHERE-IS”. Buyer hereby acknowledges that through a wholly-owned subsidiary it has been managing the Properties for the Sellers and is intimately familiar with the Properties and all portions thereof, and the titles thereto, encumbrances thereon, physical condition thereof and of all improvements thereon, leases affecting portions thereof, tenants and occupants thereof, Service Agreements and operations (including all costs, expenses and revenues from the ownership of each Property). As a result thereof, Buyer agrees as follows:
     EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 10 HEREOF, NO SELLER IS MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE ITEMS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SUCH SELLER TO BUYER OR ANY OTHER MATTER OR THING REGARDING ANY OF THE PROPERTIES. UPON CLOSING, EACH SELLER SHALL SELL AND CONVEY TO BUYER, AND BUYER SHALL ACCEPT THE RESPECTIVE PROPERTIES “AS IS, WHERE IS, WITH ALL FAULTS.” BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF ANY SELLER WITH RESPECT TO ANY OF THE PROPERTIES EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN. BUYER HAS PREVIOUSLY CONDUCTED SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTIES AND WILL RELY SOLELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS. BUYER, UPON CLOSING, HEREBY WAIVES, RELINQUISHES AND RELEASES SELLERS, AND EACH OF THEM, FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT [I.E., NEGLIGENCE AND STRICT LIABILITY]), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) (COLLECTIVELY, “CLAIMS”) OF ANY KIND AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLERS, AND EACH OF THEM, AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL AND ENVIRONMENTAL CONDITIONS, THE VIOLATION OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER MATTERS REGARDING THE PROPERTIES, OR ANY OF THEM.
     5. BUYER AND SELLER CONTINGENCY.
          (a) The obligation of Buyer hereunder to close is subject to satisfaction, as evidenced by a written confirmation thereof from Corporate Property Associates 14,

Incorporated, a Maryland corporation (“CPA14”), of all conditions precedent to the merger (the “Merger”) of CPA:12 with and into CPA:14 (or, if applicable, in accordance with the provisions for an “Alternate Merger” as set forth and defined in that certain Agreement and Plan of Merger dated June 29, 2006 (“Merger Agreement”) by and among CPA:12, CPA:14, CPA 14 Acquisition, Inc., CPA 12 Merger Sub Inc. and CPA Holdings Incorporated), other than the closing of the transactions contemplated by this Agreement and other than those which by their nature, are satisfied at closing of the Merger. It is understood, however, that the delivery of certain documents to effectuate the actual Merger of CPA:12 with and into CPA:14 (or, if applicable, in accordance with the provisions for an Alternate Merger under the Merger Agreement)shall not occur until subsequent to the closing of the transactions contemplated hereby and is not a contingency to this transaction.
          (b) The obligation of CPA:12 to close and to cause each Seller hereunder to close and the obligation of each Seller hereunder to close, is subject to satisfaction, as evidenced by a written confirmation thereof from CPA:14 of all conditions precedent to the Merger of CPA:12 with and into CPA:14 (or, if applicable, or in accordance with the provisions for the Alternate Merger under the Merger Agreement), other than the closing of the transactions contemplated by this Agreement and other than those which by their nature, are satisfied at closing of the Merger. It is understood, however, that the delivery of certain documents to effectuate the actual Merger of CPA:12 with and into CPA:14 (or, if applicable, in accordance with the provisions for the Alternate Merger under the Merger Agreement) shall not occur until subsequent to the closing of the transactions contemplated hereby and is not a contingency to this transaction.
     6. ADDITIONAL CONSIDERATION.
          (a) As an additional material inducement to the Sellers to enter into this Agreement, Buyer covenants and agrees that if (i) an SPV Purchaser or its affiliates enters into a definitive agreement within six (6) months after the Closing Date hereunder to sell any of the Properties or its respective interests in any of the Properties and does thereafter sell, convey or transfer said Property or its interest in said Property in accordance with the terms of said definitive agreement (whether or not the closing of such subsequent sale occurs within said six (6) months after the Closing Date), or (ii) if an SPV Purchaser or its affiliates otherwise sells and closes on the conveyance of a Property or other transfer of its interest in and to a Property within six (6) months after the Closing Date, then, in either such event, such SPV Purchaser or its affiliates will promptly pay to the Paying Agent following receipt of the Net Proceeds (as hereinafter defined) and completion of the process specified in Section 6(d) or (e), as applicable, an amount equal to eighty-five percent (85%) of the positive difference, if any, between (a) the Total Cost paid to Seller hereunder for the purchase of such Property or interest therein by such SPV Purchaser [“Total Cost” shall mean the sum of the Purchase Price allocated thereto per Exhibit “B” attached hereto, less the Assumable Loan, if any, applicable to said Property and outstanding on the Closing Date and less all third party costs and legal fees incurred by such SPV Purchaser in connection with such purchase (including the portion of the costs and expenses to close the purchase of the Property, or interests therein, by the applicable SPV Purchaser reasonably allocated by the Buyer to such Property)] and (b) the Net Proceeds received by such SPV Purchaser from the sale and closing of such Property or interest therein (for purposes hereof, Net Proceeds will be equal to the purchase price paid to Buyer or SPV Purchaser or its affiliates for such Property or interest therein, less (i) any loan(s) assumed by said purchaser of the Property, (ii) all third party costs and legal fees incurred by Buyer to close such sale (but excluding any fees paid or payable to Buyer in respect of such sale), (iii) the cost for any improvements made to the Property during Buyer’s ownership and (iv) the cost of any prepayment premium or to purchase any defeasance collateral). Sellers hereby acknowledge that Buyers shall have sole and unlimited discretion to determine the purchase price and terms and provisions relating to sale, of any of the Properties or interest of Sellers therein and shall have no obligation to market or sell any Property). Notwithstanding the foregoing, the amount retained by the Buyer or its affiliates as a fee, incentive or similar payment or benefit in respect of such sale, shall not exceed the fee that would have been payable to CAM under the Acquisition Services Agreement (as hereinafter defined) by CPA: 12 had CPA: 12 sold the applicable Property directly to the third party buyer as of immediately prior to the termination of the Acquisition Services Agreement.
          (b) The Buyer and Seller acknowledge that the right to receive additional consideration pursuant to subparagraph (a) above is, (i) not intended in any way to constitute a security of Buyer, (ii) an integral part of the consideration for the sale of the Properties hereunder and is not an investment or ownership interest in Buyer, (iii) a contract right, and (iv) once distributed to stockholders of CPA:12, not transferable under any circumstances (including by merger), except with respect to a trust or a natural person by operation of the laws of descent and inheritance or similar such transfer. Sellers hereby further agree that upon payment of any Additional Consideration payable by Buyer to the Paying Agent designated by CPA:12, Buyer is released from any further liability or obligation with respect to the sold Property and from any obligation for the proper distribution of such Additional Consideration by the Paying Agent.
          (c) CPA:12 shall designate on or prior to the Closing a person who shall serve as the CPA:12 shareholders’ representative for purposes of the determination of the Additional Consideration (the “Designee”) and shall provide written notice of the name and address of the Designee on or prior to the Closing. The Designee shall be entitled to act on behalf of such shareholders and Buyer shall be entitled to rely upon the actions, communications and agreements of the Designee with respect to the Additional Consideration. CPA:12 may replace the Designee with not less than three (3) Business Days advance written notice to Buyer.
          (d) Buyer’s determination of any Additional Consideration shall be forwarded to the Designee no later than ten (10) business days after the determination by Buyer of such Additional Consideration. Buyer shall provide the Designee with detailed back-up documentation underlying the determination and with access to the data it used to determine the Additional Consideration upon request, including reasonable access to the employees of Buyer who calculated the Additional Consideration and contributed to such calculation. Designee shall review the calculation of the Additional Consideration within fifteen (15) business days after delivery thereof and notify Buyer in writing of any disagreement with such calculation. If within such fifteen (15) business days following delivery Designee does not object in writing thereto, then Buyer’s determination of the Additional Consideration shall be conclusive.
          (e) If Designee so objects in writing to Buyer’s computation, then Buyer and Designee shall negotiate in good faith and attempt to resolve their disagreement. Should such negotiation not result in an agreement within twenty (20) business days of receipt by Buyer of Designee’s objection, then the matter shall be submitted to arbitration by an independent accounting firm. All fees and expenses relating to appointment of an independent accounting firm and the work, if any, to be performed by such independent accounting firm will allocated 50% to Buyer and 50% to CPA:14, as successor to CPA:12; provided that the accounting firm shall be instructed to make a determination to equitably allocate such costs to Buyer or to CPA:14, as successor to CPA:12 if the firm determines there is a compelling equitable reason to do so instead of allocating the costs equally, and in such case the costs shall be so allocated. The independent accounting firm shall deliver to Buyer and Designee a written determination (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the independent accounting firm by Buyer and Designee, or their respective affiliates) of the disputed items within thirty (30) days of receipt of the disputed items, which determination shall be final, binding and conclusive on the parties in the absence of manifest error.

          (f) Promptly following agreement on or determination of the final, binding and conclusive calculation of the Additional Consideration, Buyer shall pay such Additional Consideration to the Designee or as directed by Designee as soon as practicable.
          (g) Unless there is a clear commercial reason or justification for doing so, other than to avoid having to pay excess gain as Additional Consideration hereunder, Buyer agrees not to (and agrees to use its reasonable best efforts to cause other parties under Buyer’s control, or acting on Buyer’s behalf not to) delay the signing of a transaction that would be taken into account in determining the Additional Consideration if such transaction was consummated.
     7. TITLE COMMITMENTS AND POLICIES. Buyer may order an update of title in order for Fidelity National Title Insurance Company (“Title Company”) to issue title commitments (collectively, “Commitments”) for the Properties, together with copies of all documents shown as title exceptions in the Commitments (“Title Documents”). Buyer acknowledges that it is familiar with the title to the Properties and except for any mortgage/deed of trust (other than first priority mortgages/deeds of trusts securing the Assumable Loans), judgment or other monetary lien created or caused by Sellers (collectively, “Liens”), which Sellers shall satisfy at Closing, Sellers shall have no obligation to eliminate or cure any other title exceptions, and Buyer will proceed to Closing subject to all other matters affecting the title to the Properties.
     8. TIME OF CLOSING. The Closing (“Closing”) shall occur immediately following satisfaction of the respective Buyer’s and Seller’s Contingency set forth in Section 5 above and prior to closings of the merger of CPA:12 with and into CPA:14 (or, if applicable, pursuant to the Alternate Merger under the Merger Agreement), at a time and location mutually agreed to by Sellers and Buyer (“Closing Date”).
     9. POSSESSION. Possession of the Properties shall be delivered as of the Closing Date subject to all leases and matters of record or apparent from an inspection of the Property or as may be shown on a survey.
     10. REPRESENTATIONS AND COVENANTS OF SELLERS. Each Seller expressly covenants, represents and warrants to Buyer as to itself and as to each Property in which such Seller has an interest, as follows:
          A. Such Seller is the fee simple owner of such Property.
          B. Such Seller is a duly formed and validly existing entity in good standing under the laws of its state of organization and is qualified to do business in the state(s) in which it is legally required to be so qualified.
          C. Such Seller has full right, power and authority to execute, deliver and perform its obligations under this Agreement and has taken or will take all necessary action and obtained all necessary consents to authorize the execution, delivery and performance of this Agreement and all documentation required to effectuate the full intent and purposes of this Agreement, and this Agreement is enforceable against such Seller.
          D. There is no legal action pending, or to the knowledge of such Seller, threatened against such Seller, which relates and materially adversely affects such Property or otherwise materially adversely affects such Seller’s ability to perform such Seller’s obligations hereunder.

          E. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by such Seller.
          F. Such Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended.
          G. Such Seller has at all times been in compliance with and will continue to be in compliance through the Closing Date with (a) the Patriot Act, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the Money Laundering Control Act of 1986, and laws relating to the prevention and detection of money laundering in 18 U.S.C. §§ 1956 and 1957; (b) the Export Administration Act (50 U.S.C. §§ 2401-2420), the International Emergency Economic Powers Act (50 U.S.C. § 1701, et seq.), the Arms Export Control Act (22 U.S.C. §§ 2778-2994), the Trading With The Enemy Act (50 U.S.C. app. §§ 1-44), and 13 U.S.C. Chapter 9 and (c) the Foreign Asset Control Regulations contained in 31 C.F.R., Subtitle B, Chapter V.
     All representations and warranties of each Seller set forth in this Agreement and the conditions and circumstances contained herein shall be effective, valid, true and correct on the Closing Date and the representations and warranties of each Seller shall survive the Closing for a period of six (6) months.
     11. REPRESENTATIONS AND COVENANTS OF BUYER. Buyer expressly covenants, represents and warrants to Sellers, as follows:
          A. Buyer is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware.
          B. Buyer has full right, power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary action and obtained all necessary consents to authorize the execution, delivery and performance of this Agreement and all documentation required to effectuate the full intent and purposes of this Agreement, and this Agreement is enforceable against Buyer.
          C. There is no legal action pending or to Buyer’s knowledge threatened against Buyer which would materially affect the ability of Buyer to carry out the transactions contemplated by this Agreement.
          D. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Buyer.
          E. Buyer has at all times been in compliance with and will continue to be in compliance through the Closing Date with (a) the Patriot Act, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the Money Laundering Control Act of 1986, and laws relating to the prevention and detection of money laundering in 18 U.S.C. §§ 1956 and 1957; (b) the Export Administration Act (50 U.S.C. §§ 2401-2420), the International Emergency Economic Powers Act (50 U.S.C. § 1701, et seq.), the Arms Export Control Act (22 U.S.C. §§ 2778-2994), the Trading With The Enemy Act (50 U.S.C. app. §§ 1-44), and 13 U.S.C. Chapter 9; (c) the Foreign Asset Control Regulations contained in 31 C.F.R., Subtitle B, Chapter V; and (d) any other civil or criminal federal or state laws, regulations, or orders of similar import.
          F. Buyer has, and shall have, sufficient resources available to consummate all the transactions contemplated hereby, including paying the Purchase Price to Sellers in cash.

     All representations and warranties of Buyer set forth in this Agreement and the conditions and circumstances contained herein shall be effective, valid, true and correct on the Closing Date and the representations and warranties of Buyer shall survive the Closing for a period of six (6) months.
     12. CONVEYANCE. Except as otherwise set forth in Section 14 below, Sellers shall convey title to the Properties to Buyer by Special or Limited Warranty Deeds (collectively, “Deeds”) subject only to: (i) zoning and/or restrictions and prohibitions imposed by governmental authorities to which Buyer has not objected; (ii) covenants, conditions, restrictions, easements and other matters of record or apparent from an inspection of the Properties or a survey of the Properties, (iii) the Assumable Loans and the documents evidencing or securing the Assumable Loans; and (iv) taxes and assessments which are a lien, but not yet due and payable.
     13. DOCUMENTS FOR CLOSING. At Closing, Sellers shall deposit in escrow with Fidelity National Title Insurance Company (the “Escrow Agent”), the following executed documents (the “Transfer Documents”):
          (1) Special/Limited Warranty Deeds for each Property;
          (2) Bills of Sale for each Property;
          (3) FIRPTA Affidavits for each Seller;
          (4) Counterparts of the Assignment and Assumption of Leases for each Property;
          (5) Counterparts of the Assignment and Assumption of Service Agreements for each Property;
          (6) Security Deposits/Letters of Credit released or amended, together with any warrants held under or in connection with any lease;
          (7) Counterparts of the Assignment and Assumption of Intercompany Debt Documents for such applicable Property;
          (8) A resolution from the Board of directors of CPA:12 authorizing the sale of each Property; and
          (9) Such other documents as Buyer shall reasonably request to evidence the purchase and transfer of the Properties.
     At Closing, Buyer shall deposit in escrow with the Escrow Agent, the following executed documents:
          (1) Counterparts of the Assignment of and Assumption of Leases;
          (2) Counterparts of the Assignment and Assumption of Contracts; and
          (3) Counterpart of the Assignment and Assumption of the Intercompany Debt Documents for such applicable Property.
     14. TRANSFER OF INTERESTS IN LIEU OF CONVEYANCE OF PROPERTY TITLE.

     (a) In lieu of the Transfer Documents to convey title in and to the Properties referenced in Section 13 above, transfer of one or more of the Properties may be implemented and effectuated through a merger of the applicable Seller with and into the applicable SPV Purchaser or SPV Purchasers and/or through a transfer and conveyance of membership, shareholder and/or partnership interests of the member, shareholder and/or partner of the applicable Seller or Sellers to the applicable SPV Purchaser or SPV Purchasers (or to another entity or entities affiliated with the Buyer and/or applicable SPV Purchaser designated in writing by the Buyer and/or applicable SPV Purchaser).
     (b) Buyer may designate, upon written notice to the applicable Seller, which transactions will be implemented through a merger transaction and/or a transfer and conveyance of such membership, partnership or shareholder interest, and such Seller will cooperate with Buyer to effectuate such merger(s) and/or transfers of interests.
     (c) With respect to such merger or transfer of an interest transaction, the applicable Seller shall provide one or more of the documents specified in Section 13, modified as applicable, to reflect the structure of the transfer.
     15. EXPENSES.
          A. Buyer shall pay the following costs:
               (1) The escrow fee;
               (2) The cost of recording the Transfer Documents and/or to effectuate the mergers and/or transfers of interest contemplated under Section 14 above;
               (3) Loan assumption fees; and
               (4) Any transfer or conveyance tax charged on or for the recording of the Transfer Documents and any tax charged in connection with any merger and/or the transfer of interests consummated pursuant to Section 14 above.
          B. Sellers shall pay any costs to be borne by Sellers and specifically provided for in this Agreement and the cost of the Paying Agent and the Designee.
     16. PRORATION OF TAXES (REAL AND PERSONAL); UTILITIES; CONTRACTS. Escrow Agent shall prorate all taxes and assessments as of the date of Closing according to the calendar year, using the last available County Treasurer’s/local taxing body’s tax duplicate or tax bills for the purpose of closing the transaction. When the actual amount of such taxes becomes known, Sellers and Buyer shall adjust the actual tax proration between themselves. To the extent utilities are in the name of any Seller, Sellers and Buyer shall work together to notify utility companies and vendors of the Closing and transfer all utilities as of the Closing Date. Sellers shall provide Buyer with a letter of authorization in customary form to assist with this process. Sellers shall be entitled to a refund of all utility deposits and shall pay all utilities up to and including the Closing. Buyer shall be responsible for all utilities and Service Agreements assumed by Buyer from and after the Proration Date (as hereinafter defined). Buyer and Sellers agree that the proration provided for in this section shall take place promptly following the Merger and shall not be reflected on the Settlement statement(s) to be delivered at Closing and shall not affect the Cash Purchase Price payable by Buyer at Closing; the obligation of Buyers and Sellers hereunder shall survive the Closing and the Merger.
     17. PRORATION OF RENTS AND INTEREST ON ASSUMABLE LOANS AND ON THE INTERCOMPANY DEBT. Sellers shall pay or cause to be paid to Buyer, in cash at

Closing, the amount of any security deposits relating to the Properties (and/or deliver to Buyer at Closing any applicable letters of credit held by such Sellers in lieu of security deposits) and prepaid rents paid to Sellers by tenants as of the Proration Date. The prorations shall be computed on a monthly basis based upon the actual number of days in the calendar month. No proration shall be made for rents delinquent as of the Closing Date (“Delinquent Rents”). Any Rents collected after Closing shall first be applied to current rent and then to Delinquent Rents. In addition, interest occurring under the Assumable Loans and on the Intercompany Debt shall be prorated the Proration Date. Buyer and Sellers agree that the proration provided for in this section shall take place promptly following the Merger and shall not be reflected on the Settlement statement(s) to be delivered at Closing and shall not affect the Cash Purchase Price payable by Buyer at Closing; the obligation of Buyers and Sellers hereunder shall survive the Closing and the Merger.
     18. PRORATION DATE. Taxes and assessments, insurance, assumed interest, rents, and other expenses and revenue of the Properties shall be prorated through 11:59 P.M. on the day prior to Closing (“Proration Date”).
     19. TERMINATION OF ACQUISITION SERVICES AGREEMENT AND AMENDED AND RESTATED ADVISORY AGREEMENT; WAIVER AND DISCHARGE.. CPA:12 and CAM hereby agree to and do terminate that certain Acquisition Services Agreement (“Acquisition Services Agreement”), dated as of June 28, 2000, between the Seller and CAM, as amended, effective concurrently with the Closing hereunder, and CPA:12 and Buyer agree to and do terminate that certain Amended and Restated Advisory Agreement (“Advisory Agreement”) dated as of February 17, 2005, by and between CPA:12 and Buyer, effective concurrently with the Closing. In connection with such mutual termination of the Acquisition Services Agreement, (A) CPA:12 (or its successors) agrees to pay CAM at Closing in full (i) the “Termination Fee” as defined in the Acquisition Services Agreement and (ii) the “Subordinated Disposition Fees” as defined in the Acquisition Services Agreement, and (B) CAM and its affiliates hereby waive any right to collect any other fees under such agreement from CPA:12 or its successors and assigns, including CPA:14, and agree that as of the Closing and upon such payment of the sums under (A) above, all of CPA:12’s obligations under such agreement will have been fully and completely discharged. In connection with the mutual termination of the Advisory Agreement, (X) CPA:12 (or its successors) shall pay in full at Closing all amounts payable under Section 20(a) of the Advisory Agreement and (Y) Buyer and its affiliates waive any right to collect any other fees under such agreement from CPA:12 or its successors and assigns, including CPA:14, and agree that as of the Closing and upon payment of the sums under (X) above, all of CPA:12’s obligation under such agreement will have been fully and completely discharged. This section may be enforced by the successors and assigns of CPA:12 and purchasers of a substantial portion of its assets.
     20. COMMUNICATIONS. All notices, demands, requests, consents, approvals, waivers or other communications shall be in writing and shall be deemed to be delivered (i) when mailed, upon receipt or refusal thereof, (ii) when delivered by a nationally recognized overnight courier service, upon confirmation of delivery by the courier service or refusal thereof or (iii) when sent by confirmed telecopy, upon receipt, and addressed to the parties as follows:
If to Sellers, to the applicable Seller or Sellers
addressed as follows:
[Name of Seller]
c/o Corporate Property Associates 12 Incorporated
50 Rockefeller Plaza
New York City, NY 10020
Attn: Director, Asset Management

Fax Number: 212-492-8922
with a copy to:
Clifford Chance US, LLP
31 West 52nd Street
New York, NY 10019-6131
Attn: Kathleen L. Werner, Esq.
Fax Number: 212-878 8375
And to:
Greenberg, Traurig, LLP
200 Park Avenue
New York, NY 10166
Attn: Ivan J. Presant, Esq.
Fax Number: 212-801-6400
If to Buyer, to the address as follows:
W.P. Carey & Co. LLC
50 Rockefeller Plaza
New York City, NY 10020
Attn: Director, Asset Management
Fax Number: 212-492-8922
with a copy to:
Reed Smith, LLP
599 Lexington, Avenue_
New York, NY 10022-7650
Attn: Ruth S. Perfido, Esq.
Fax Number: 212 521-5450
     21. EFFECTIVE DATE OF AGREEMENT. The effective date (“Effective Date”) of this Agreement shall be the last date that this Agreement is executed either by Sellers or by Buyer.
     22. ATTORNEY’S FEES AND COSTS. Subject to the terms of Section 6 hereinabove, in connection with any litigation arising out of this Agreement, each party shall pay its own legal fees and costs incurred in connection with such litigation, appellate proceedings and post-judgment proceedings.
     23. BROKERAGE. Buyer and Sellers each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiations of this Agreement and/or the consummation of the purchase and sale contemplated hereby, and no broker or person, firm or entity is entitled to any commission or finder’s fee in connection with this Agreement or this transaction. Buyer and Sellers do each hereby indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party by reason of any actions of the indemnifying party.

     24. CONDEMNATION AND CASUALTY
          A. CONDEMNATION. Buyer hereby agrees to assume the risk during the term of this Agreement for any threatened or commenced condemnation or eminent domain. Sellers shall promptly notify Buyer of any threatened or commenced condemnation or eminent domain proceedings affecting any Property. In the event that all or any portion of a Property shall be taken in condemnation or by conveyance in lieu thereof or under the right of eminent domain or formal proceedings have been initiated therefor after the Effective Date and before the Closing Date, Buyer, nonetheless, shall be obligated to proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event the applicable Seller or Sellers shall deliver to Buyer or the applicable SPV Purchaser at the Closing any proceeds actually received by such Sellers attributable to such Property from such condemnation or eminent domain proceeding or conveyance in lieu thereof and assign to Buyer or the applicable SPV Purchaser such Sellers’ rights to any such proceeds not yet received by such Sellers, and there shall be no reduction in the allocated portion of the Purchase Price for such Property.
          B. CASUALTY. Buyer hereby agrees to assume the risk during the term of this Agreement for any casualty or damage affecting any Property. Sellers shall promptly notify Buyer of any casualty affecting any Property. In the event that all or any portion of a Property shall be damaged or destroyed by fire or other casualty after the Effective Date and before the Closing Date, Buyer, nonetheless, shall be obligated to close the transaction contemplated herein according to the terms hereof, notwithstanding such casualty loss, and Sellers shall either (i) deliver to Buyer or the applicable SPV Purchaser at the Closing any insurance proceeds actually received by Sellers attributable to the Property from such casualty, or (ii) assign to Buyer or the applicable SPV Purchaser all of Sellers’ right, title, and interest in any claim under any applicable insurance policies in respect of such casualty, together with payment to Buyer of an amount equal to the deductible(s), if any, applicable to such loss under the insurance policy(ies), and there shall be no reduction in the allocated portion of the Purchase Price for such Property.
     25. DEFAULT.
          A. SELLERS’ DEFAULT; BUYER’S SOLE REMEDIES. If, after written demand, any Seller fails to consummate this Agreement in accordance with its terms (other than by reason of (i) Buyer’s breach of any of its representations or warranties contained in this Agreement; (ii) Buyer’s continuing default of any of its material covenants hereunder after ten (10) days’ prior written notice of such default; (iii) a termination of this Agreement by Sellers or Buyer pursuant to a right to do so expressly provided for in this Agreement; or (iv) the failure of the satisfaction of any condition or contingency herein), Buyer may either (1) terminate this Agreement by written notice to Sellers, in which event all further rights and obligations of the parties hereunder will terminate or (2) pursue specific performance of this Agreement, provided, however, that such action in equity for specific performance is commenced by Buyer duly and properly filing and serving a complaint within sixty (60) days after a default by Seller. Notwithstanding anything to the contrary in this Agreement, the Buyer may not terminate this Agreement or refuse to close the transactions contemplated hereby unless the breach of a representation, warranty or covenant by a Seller has a material adverse effect on the Properties, taken as a whole. In the event of any Seller’s continuing default after Closing in any of its representations, warranties or covenants in this Agreement which survive Closing or any documents delivered by any Seller at Closing, and such default continues for more than thirty (30) days after written notice of such default from Buyer, Buyer shall be entitled to pursue its remedies available at law or in equity.
          B. BUYER’S DEFAULT; SELLERS’ SOLE REMEDIES. If after written demand, Buyer fails to consummate this Agreement in accordance with its terms (other than by reason of (i) Sellers’ breach of any of its representations or warranties contained in this

Agreement; (ii) Sellers’ continuing default of any of its material covenants after ten (10) days’ prior written notice of such default; (iii) a termination of this Agreement by Sellers or Buyer pursuant to a right to do so expressly provided for in this Agreement; or (iv) the failure of the satisfaction of any condition or contingency herein), Sellers may either terminate this Agreement, in which event all further rights and obligations of the parties hereunder will terminate, or Seller may also pursue specific performance of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Sellers may not terminate this Agreement or refuse to close the transactions contemplated hereby unless the breach of a representation, warranty or covenant by the Buyer has a material adverse effect on the Properties, taken as a whole. Buyer acknowledges that monetary damages are not sufficient to adequately compensate Sellers for a default by Buyer hereunder. In the event of Buyer’s continuing default after Closing in any of its representations, warranties or covenants in this Agreement which survive Closing or any documents delivered by Buyer at Closing, and such default continues for more than thirty (30) days after written notice of such default from Sellers, Sellers shall be entitled to pursue any remedies available at law or in equity.
          C. NO DEFAULT; MUTUAL TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:
               (a) by mutual written consent of each of Buyer and Sellers, but conditioned upon the consent of CPA: 14 to such termination, which consent of CPA:14 is not to be unreasonably withheld, delayed or conditioned;
               (b) by Sellers, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement that has a material adverse effect on the Properties, taken as a whole;
               (c) by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of Sellers set forth in this Agreement that has a material adverse effect on the Properties, taken as a whole;
               (d) by either Buyer or Seller, if any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable after the parties have used reasonable best efforts to have such judgment, injunction, order, decree or action removed, repealed or overturned;
               (e) by either Buyer or Seller, if the agreement and plan of merger referred to in Section 5 hereof is terminated prior to the Closing hereunder pursuant to its terms; and
               (f) by either Buyer or Seller, if the Closing shall not have occurred before December 31, 2006 (subject to automatic extension until March 31, 2007 if a condition to Closing hereunder, which is not satisfied as of December 31, 2006 is reasonably likely to be satisfied by March 31, 2007). Provided, if the Merger Agreement has been extended, this Agreement will be similarly extended until March 31, 2007. Either party may terminate this Agreement after March 31, 2007.
     26. TIME. Any time period provided for herein which shall end on Saturday, Sunday or state or national legal holiday shall extend to 5:00 P.M. Eastern Time of the next business day.
     27. PERSONS BOUND. The benefits and obligations of the covenants herein shall inure to and bind the respective successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders.
     28. FINAL AGREEMENT. This Agreement represents the final agreement of the parties and no agreements or representations, unless incorporated into this Agreement, shall be binding on any of the parties.
     29. GOVERNING LAW. This Agreement shall be governed and construed in all respects with the laws of the State of New York.
     30. EXECUTION AND COUNTERPARTS; FACSIMILES. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement shall not bind Sellers or Buyer as an offer or an agreement unless signed by the person or party sought to be bound. Facsimile transmissions and other copies of executed documents shall serve the same purpose as originals in connection with the terms of this Agreement and any notices required to be or given hereunder may be delivered by facsimile transmission in the manner provided in Section 20. The transmittal of an unexecuted draft of this document for purposes of review shall not be considered an offer to enter into an agreement.
     31. AMENDMENT. This Agreement may not be modified or amended, except by an agreement in writing signed by Sellers and Buyer. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.
     32. REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement and compliance with applicable law and the other terms of this agreement, each of the Sellers and the Buyer agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all reasonable steps as maybe necessary to obtain an approval, waiver or exemption from any governmental entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing herein however, shall require any of the Sellers or the Buyer to increase any of its respective liabilities or obligations hereunder.
     33. EQUITABLE ASSIGNMENT. To the extent the deliverables contemplated by Section 13 are third party consents or waivers which are required to be obtained under applicable law or the terms of a governing agreement in order to effect the transactions hereunder with respect to an applicable Property, but such consents or waivers have not been obtained at Closing, if the parties are otherwise required to close under the terms of Section 5, then the parties shall close the transactions hereunder but with respect to such outstanding deliverables, the parties shall continue to seek to obtain such consent or waiver, and until such time as it is obtained, the parties shall not transfer the Property in breach of the applicable restrictions and instead shall enter into an equitable arrangement providing the purchasers the benefits and risks of ownership with respect to the Property for which the consent or waiver has not been obtained.
     34. CAM COOPERATION. CAM agrees to use reasonable best efforts to deliver the documents referenced in Section 5.1(e) of the Merger Agreement.

(signature blocks on the following pages)

BUYER:

W.P. CAREY & CO. LLC,
a Delaware limited liability company

By:	Carey Management LLC, managing member

	By:	/s/ T. E. Zacharias

	Its:	Managing Director

SELLERS:

CORPORATE PROPERTY ASSOCIATES 12
INCORPORATED,
a Maryland corporation

By:	/s/ Elizabeth P. Munson

Its:	Director

BUILD (CA) QRS 12-24, INC.,
a California corporation

By:	/s/ Gordon F. DuGan

Print Name:	GORDON F. DUGAN

Title:	Director and CEO

BUD Limited Liability Company,
a Tennessee limited liability company

By:	SEEDS (TN) QRS 12-9, Inc.,
a Tennessee corporation, managing member

	By:	/s/ Gordon F. DuGan

	Print Name:	GORDON F. DUGAN

	Title:	Director and CEO

SIGNATURE PAGE TO CPA:12 AGREEMENT OF SALE

GGAP (MA) QRS 12-31, INC.,
a Massachusetts corporation

By:	/s/ Gordon F. DuGan

Print Name:	GORDON F. DUGAN

Title:	Director and CEO

AFD (MN) LLC,
a Delaware limited liability company

By:	FAST (DE) QRS 14-22, Inc.,
a Delaware corporation, managing member

	By:	/s/ Gordon F. DuGan

	Print Name:	GORDON F. DUGAN

	Title:	Director and CEO

WALS (IN) QR 12-5, INC.,
an Indiana corporation

By:	/s/ Gordon F. DuGan

Print Name:	GORDON F. DUGAN

Title:	Director and CEO

ABI (TX) QRS 12-11, Inc.,
a Texas corporation

By:	/s/ Gordon F. DuGan

Print Name:	GORDON F. DUGAN

Title:	Director and CEO

BRI (MN) QRS 12-52, Inc.,
a Delaware corporation

By:	/s/ Gordon F. DuGan

Print Name:	GORDON F. DUGAN

Title:	Director and CEO

SIGNATURE PAGE TO CPA:12 AGREEMENT OF SALE -2

SPEC (CA) QRS 12-20, Inc.,
a California corporation

By:	/s/ Gordon F. DuGan

Print Name:	GORDON F. DUGAN

Title:	Director and CEO

24 HR-TX (TX) LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	24 HR-TX GP (TX)QRS 12-66, Inc.,
a Delaware corporation

	By:	/s/ Gordon F. DuGan

	Print Name:	GORDON F. DUGAN

	Title:	Director and CEO

Corporate Property Associates 12 Incorporated,
a Maryland corporation,
in its capacity as a member of
ET LLC d/b/a ET QRS LLC

By:	/s/ Gordon F. DuGan

Print Name:	GORDON F. DUGAN

Title:	Director and CEO

CARE (PA) QRS 12-43, Inc.,
a Delaware corporation

By:	/s/ Gordon F. DuGan

Print Name:	GORDON F. DUGAN

Title:	Director and CEO

SIGNATURE PAGE TO CPA:12 AGREEMENT OF SALE -3

Corporate Property Associates 12 Incorporated,
a Maryland corporation,
in its capacity as a shareholder of
MAPI INVEST Sprl,

By:	/s/ Gordon F. DuGan

Print Name:	GORDON F. DUGAN

Title:	Director and CEO

For purposes of Sections 19 and 34 only:

CAREY ASSET MANAGEMENT CORP.,
a Delaware corporation

By:	/s/ T. E. Zacharias

Print Name:	THOMAS E. ZACHARIAS

Title:	Managing Director

SIGNATURE PAGE TO CPA:12 AGREEMENT OF SALE — 4

SCHEDULE I

	Sellers	Properties Location
1.	Build (CA) QRS 12-24, Inc., a California corporation	San Leandro, CA

2.	BUD Limited Liability Company, a Tennessee limited liability company	Chattanooga, TN

3.	GGAP (MA) QRS 12-31, Inc., a Massachusetts corporation	Milford, MA

4.	AFD (MN) LLC, a Delaware limited liability company	Grand Rapids, MI

5.	WALS (IN) QRS 12-5, Inc., an Indiana corporation	Greenfield, IN

6.	ABI (TX) QRS 12-11, Inc., a Texas corporation	Austin, TX (4 Lots)

7.	BRI (MN) QRS 12-52, Inc., a Delaware corporation	Mendota Heights, MN

8.	SPEC (CA) QRS 12-20, Inc., a California corporation	Sunnyvale, CA

9.	24 HR-TX (TX) Limited Partnership, a Delaware limited partnership	Austin, TX (SPA)

10.	ET LLC, a Delaware limited liability company, d/b/a ET QRS LLC*	Hayward, CA

11.	CARE (PA) QRS 12-43, Inc., a Delaware corporation	Mechanicsburg, PA

12.	CARLOG *	France (8 properties)

13.	SCI MAP INVEST *	France (6 properties)

*	Transfer will be of interest of CPA:12 in listed entity or in a parent corporation of the listed entity.
SCHEDULE 1 TO CPA:12 AGREEMENT OF SALE

EXHIBITS “A-1 through A-13”
LEGAL DESCRIPTIONS
EXHIBITS A1 — A13 of SCHEDULE 1 TO CPA:12 AGREEMENT OF SALE

EXHIBIT “B”
ALLOCATION OF PURCHASE PRICE

					Assumable Loan
				Cash	Balances as of
Property		Purchase Price		Purchase Price	March 31, 2006
1.	San Leandro, CA	$1,492,000		$1,492,000	—

2.	Chattanooga, TN	$6,230,000		$6,230,000	—

3.	Milford, MA	$4,500,000		$2,093,074	$2,406,926

4.	Grand Rapids, MI	$2,880,160		$52,538	$2,827,622

5.	Greenfield, IN	$5,970,000		$5,970,000	—

6.	Austin, TX / Pharmco	$17,940,000		$17,940,000	—

7.	Mendota Heights, MN	$16,890,000		$9,758,482	$7,131,518

8.	Sunnyvale, CA	$7,080,000		$7,080,000	—

9.	Austin, TX /
	24 Hour Fitness	$9,290,000		$6,245,448	$3,044,552

10.	Hayward, CA	$62,996,800	*	$42,359,488	$20,637,392	*

11.	Mechanicsburg, PA	$5,740,000		$5,740,000	—

12.	Carrefour II	$37,315,593	*	$7,722,613	$29,592,980	*

13.	Medica	$20,917,820	*	$7,813,333	$13,104,487	*

Total		$199,242,453		$120,496,977	$78,745,476

*	Purchase Prices and Loan balances reflect the percentage of CPA:12’s interest in the entity that is the Owner of the Property and the Borrower on the Assumable Loan (or of the parent corporation of the Owner and the Borrower in the Carrefour II and Medica transactions).
EXHIBIT B TO CPA:12 AGREEMENT OF SALE

EXHIBIT “C”
LIST OF ASSUMABLE LOANS

Property		Lender	Initial Principal Amount
1.	Milford, MA	First Allmerica Financial Life	$3,200,000
		Insurance Company

2.	Grand Rapids, MI	Column Financial, Inc.	$15,100,000 (encumbers other
			property in Burlington
			NJ)

3.	Mendota Heights, MN	Secore Financial Corporation	$7,385,836.00
		MSMC Loan 00-08174

4.	Austin, TX / 24 Hour Fitness	P&M Commercial Funding, Inc.	$3,282,993.88
		c/o Midland Loan Services, Inc.

5.	Hayward, CA	Teachers Insurance and Annuity	Series A - $15,000,000
		Association of America	Series B - $30,000,000

6.	Carrefour II	AAReal Bank AG	$103,098,473

7.	Medica / French Properties	Crédit Foncier de France	$34,013,940
EXHIBIT C TO CPA:12 AGREEMENT OF SALE